Exhibit 99.1

NEWS RELEASE

ANTARES PHARMA ANNOUNCES CHANGES IN SENIOR LEADERSHIP

PAUL K. WOTTON, Ph.D. TENDERS RESIGNATION

EAMONN P. HOBBS APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER

EWING, NJ, June 24, 2014 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced the resignation of Paul K. Wotton, Ph.D. who informed the Company’s Board of Directors that he will assume the position of chief executive officer of a development stage biotechnology company. Dr. Wotton also has resigned from the Antares Board of Directors.

Antares Pharma also announced today the appointment of Eamonn P. Hobbs to the position of President and Chief Executive Officer of the Company effective immediately. Mr. Hobbs joined the Antares Board of Directors in August 2009 and has over 30 years of experience in the pharmaceutical, medical device, and combination products industry, including the medical specialty fields of radiology, vascular surgery, interventional cardiology, oncology and gastroenterology. Mr. Hobbs was previously the President and Chief Executive Officer of Delcath Systems, Inc., a NASDAQ traded specialty pharmaceutical and medical device company specializing in cancer treatment. Prior to joining Delcath Systems, Inc., Mr. Hobbs served as President and Chief Executive Officer of AngioDynamics, Inc., a NASDAQ traded company he co-founded in 1988 as a subsidiary of E-Z-EM. Throughout his 21 year tenure at AngioDynamics, he led efforts in marketing, strategic planning, product development and general management. From 1988 to 2004, Mr. Hobbs also served as Executive Vice President of Business Development of E-Z-EM, a NASDAQ traded company. Before joining AngioDynamics/ E-Z-EM, Mr. Hobbs was Director of Marketing and Product Development at NAMIC; founder, President and Chief Executive Officer of Hobbs Medical, Inc; and a Product Development Engineer at Cook Incorporated. Mr. Hobbs is the immediate past Chairman of the Board of Directors of the Medical Device Manufacturers Association. Mr. Hobbs received a Bachelor of Science in Plastics Engineering with a Biomaterials emphasis at the University of Massachusetts (Lowell).

“The board is excited about having Mr. Hobbs lead Antares during the next phase of its growth. We have worked closely with Eamonn over the past five years as Board members and share his vision for the future,” said Leonard S. Jacob, M.D., Ph.D., Chairman of the Board of Directors. “The Board of Antares wishes Paul success in his new endeavour. I have enjoyed working closely with him over the past five years in building Antares into a fully integrated specialty pharmaceutical company.”

“Antares has developed a robust business platform with tremendous potential, and I look forward to leading a strong management team and a group of dedicated and talented employees,” said Eamonn P. Hobbs, President and Chief Executive Officer. “I’ve worked closely with the Company over the past five years and believe that our state of the art technologies, product development capabilities and sound regulatory strategy have the potential to produce numerous product approvals over the coming years further enhancing shareholder value.”

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company has received marketing approval from the U.S. Food and Drug Administration for OTREXUP™ (methotrexate) injection for the treatment of adults with severe active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis. LEO Pharma markets OTREXUP™ to dermatologists for adults with severe recalcitrant psoriasis. Antares Pharma is also developing VIBEX® QS T for testosterone replacement therapy. The Company’s technology platforms include VIBEX® disposable Medi-Jet, disposable multi-use pen injectors and reusable needle-free injectors marketed as Tjet® and Zomajet® by Teva Pharmaceutical Industries, Ltd (Teva) and Ferring Pharmaceuticals (Ferring), respectively. Antares Pharma has a multi-product deal with Teva that includes Tev-Tropin® [somatropin (rDNA origin) for injection] human growth hormone (hGH), VIBEX® epinephrine and several other products. In the U.S. Antares has received FDA approval for Gelnique 3%™ (oxybutynin) gel, a treatment for overactive bladder that is marketed by Actavis. Elestrin® (estradiol gel) is FDA approved for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and is marketed in the U.S. by Meda Pharma. Antares Pharma has two facilities in the U.S. The Parenteral Products Group located in Minneapolis, Minnesota directs the manufacturing and marketing of the Company’s reusable needle-free injection devices and related disposables, and develops its disposable pressure-assisted Medi-Jet and pen injector systems. The Company’s corporate office and Product Development and Commercial Groups are located in Ewing, New Jersey.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to future product approvals and their impact to shareholder value, and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

2 of 2